AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON July 2, 2001

                                                REGISTRATION N0. 333-64634

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM S-8/A
                           REGISTRATION STATEMENT


                                   UNDER


                         THE SECURITIES ACT OF 1933


                          EURONET WORLDWIDE, INC.

     ------------------------------------------------------------------

    (Exact Name of Registrant as Specified in its Governing Instruments)

             DELAWARE
     --------------------------                          74-2806888
    (State or Other Jurisdiction of                  (I.R.S. Employer
     Incorporation or organization)                   Identification No.>


                           4601 COLLEGE BOULEVARD
                           LEAWOOD, KANSAS 66211
                                913-327-4200

                -------------------------------------------------

       (Address, Including Zip Code, and Telephone Number, Including
          Area Code, of Registrant's Principal Executive Offices)

                              DANIEL R. HENRY
                           CHIEF OPERATING OFFICER
                            4601 COLLEGE BOULEVARD
                            LEAWOOD, KANSAS 66211
                                 913-327-4200

               --------------------------------------------------

         (Name, Address, Including Zip Code, and Telephone Number,
                 Including Area Code, of Agent for Service)


                          EURONET WORLDWIDE, INC.
                        EMPLOYEE STOCK PURCHASE PLAN

               ---------------------------------------------------

                          (Full Title of the Plan)


                      COPIES OF ALL COMMUNICATIONS T0:

               ----------------------------------------------------

                             MICHAEL E. KARNEY
                          FRIDAY, ELDREDGE & CLARK
                            2000 REGIONS CENTER
                           400 W. CAPITOL AVENUE
                      LITTLE ROCK, ARKANSAS 72201-3493
                                501-376-2011

                      CALCULATION OF REGISTRATION FEE

 ============================================================================
                                                    PROPOSED
                                     PROPOSED       MAXIMUM
  TITLE OF                           MAXIMUM        AGGREGATE    AMOUNT OF
  SECURITIES TO    AMOUNT TO BE     OFFERING PRICE  OFFERING     REGISTRATION
  BE REGISTERED(1) REGISTERED(1)(2)  PER SHARE(3)   PRICE        FEE(4)
 ----------------------------------------------------------------------------

  Common Stock,
  par value $.02
  per share         500,000 shares    $ 7.235      $ 3,617,500   $ 904.38

 ===========================================================================


     (1) To the extent to which interests in the Plan constitute separate securities, this Registration Statement shall be deemed to register an indeterminate amount of such interests in the Plan in accordance with Rule 416(c). This Registration Statement also covers any additional shares of the Registrant's Common Stock that may hereafter become issuable as a result of the adjustment provisions of the Plan or of the Common Stock in accordance with Rule 416(a).


     (2) The shares of Common Stock offered hereby are offered pursuant to the Euronet Worldwide, Inc. Employee Stock Purchase Plan.

     (3) Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, the proposed maximum offering price per share is the average of the high and low price per share of the Common Stock on June 25, 2001.

     (4) Pursuant to Rule 457(h)(2), no registration fee is required with respect to the interests in the Plan.

                                   PART I

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



          This Registration Statement is being filed for the sole purpose of making the Registration Statement publicly available on EDGAR. There are no changes in this Registration Statement from that originally filed with the Commission on July 5, 2001.


          The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Employee Stock Purchase Plan of Euronet Worldwide, Inc. and its subsidiaries (the "Company"), as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

          Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10
     (a) of the Securities Act. The documents incorporated by reference into the Registration Statement pursuant to Item 3 of
     Part II hereof will be available to participants in the Plan, without charge, upon written or oral request. Any such request should be directed to Daniel R. Henry, Chief Operating Officer, Euronet Worldwide, Inc., 4601 College Boulevard, Leawood, Kansas 66211, telephone 913-327-4200.

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
                        (Not Required in Prospectus)

     ITEM 3  INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents, which have been filed by Euronet Worldwide, Inc. (the "Registrant") with the Commission pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

               (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000 (File No. 0-22167), and any amendments thereto.

               (b)  (i)  The Registrant's  Quarterly Report on Form 10-
                         Q for the period ended March 31, 2001 (File No. 0-22167), and any amendments thereto.

                    (ii) The Registrant's  Proxy Statement on  Schedule
                         14A for the Annual Meeting of Stockholders held on May 24, 2001 (File No. 0-22167), and any amendments thereto.

               (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on February 21, 1997 and any amendment or report filed with the Commission for the purpose of updating such description.

          In addition, all documents filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15 (d) of the Exchange Act after the date of this Registration Statement and prior to the termination of the offering shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such document with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement.

     ITEM 4.  DESCRIPTION OF SECURITIES.

          Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.


     ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

     ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at is request in such capacity in another corporation or business association, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

          Articles EIGHTH and NINTH of the Registrant's certificate of incorporation provide for the elimination of personal liability of a director for breach of fiduciary duty as permitted by
     Section 102(b)(7) of the Delaware General Corporation Law.

          Article VII of the Registrant's by-laws, as amended, provides that the Registrant shall indemnify directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

     ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

     ITEM 8. EXHIBITS.


         The exhibits filed as part of this Registration Statement are as follows:

       EXHIBIT
       NUMBER            DESCRIPTION
       -------           --------------------

        4.1 Articles of Incorporation of Euronet Worldwide, Inc., (Incorporated by reference to Exhibit 3.1 of the Registrant's Form S-1 Registration Statement filed with the
                         Commission  on  December 18,  1996  (File  No.
                         333-18121)).

        4.2              Bylaws    of     Euronet    Worldwide,    Inc.
                         (Incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1 dated December 18, 1996 (File No. 333-18121)).

        4.3 Form of Certificate of Common Stock of the Registrant (Incorporated by reference to
                         Exhibit 4.1 of the Registrant's Form S-1 Registration Statement filed with the Commission on December 18, 1996 (File No. 333-18121)).

        4.4*             Euronet   WorldWide,  Inc.   Employee   Stock
                         Purchase Plan.

        5.1*             Opinion of Friday, Eldredge & Clark, LLP.

        23.1*            Consent  of  Friday,  Eldredge  &  Clark,
                         LLP.

        23.2*            Consent of KPMG Polska Sp.  z o.o.

        24.1* Powers of Attorney (included as part of the signature page hereto).

     ------------------
     *Filed herewith.

     ITEM 9. UNDERTAKINGS.

          The undersigned Registrant hereby undertakes:

          A. (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.


               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3)    To  remove  from  registration  by  means  of   a
     post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13 (a) or Section 15 (d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore unenforceable in the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy and as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES
                                 ----------

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly approved, in the City of Leawood, State of Kansas, on the 2nd day of July, 2001.

                                        EURONET WORLDWIDE, INC.


                                        By:     Daniel R. Henry
                                           ----------------------------
                                                Daniel R. Henry
                                                Chief Operating Officer


          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael
     J. Brown and Daniel R. Henry his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in their capacities and on the dates indicated.

               SIGNATURE                          TITLE
               ---------                          -----

         Michael J. Brown
     --------------------------          Chief Executive Officer and President
         Michael J. Brown                (Principal  Executive Officer)

         Daniel R. Henry
     --------------------------          Director and Chief Operating Officer
         Daniel R. Henry

         Steven J. Buckley
     --------------------------          Director
         Steven J. Buckley

         Eriberto R. Scocimara
     --------------------------          Director
         Eriberto R. Scocimara

         Thomas A. McDonnell
     --------------------------          Director
         Thomas A. McDonnell

         Jeanine Strandjord
     --------------------------          Director
         Jeanine Strandjord

         Kendall Coyne
     --------------------------          Chief Finacial Officer
         Kendall Coyne                   (Principal Financial and Accouning
                                         Officer)

                               EXHIBIT INDEX
                               -------------

          EXHIBIT
          NUMBER                        DESCRIPTION
          -------                       -----------

          4.1 Articles of Incorporation of Euronet Worldwide, Inc., (Incorporated by reference to Exhibit 3.1 of the Registrant's Form S-1 Registration Statement filed with the Commission on December 18, 1996 (File No. 333-18121)).

          4.2            Bylaws    of    Euronet    Worldwide,     Inc.
                         (Incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1 dated December 18, 1996 (File No. 333-18121)).

          4.3 Form of Certificate of Common Stock of the Registrant (Incorporated by reference to
                         Exhibit 4.1 of the Registrant's Form S-1 Registration Statement filed with the Commission on December 18, 1996 (File No. 333-18121)).

          4.4*           Euronet   Worldwide,   Inc.   Employee   Stock
                         Purchase Plan.

          5.1*           Opinion of Friday, Eldredge & Clark, LLP.

          23.1*          Consent  of  Friday,  Eldredge  &  Clark,
                         LLP.

          23.2*          Consent of KPMG Polska Sp.  z o.o.

          24.1* Powers of Attorney (included as part of the signature page hereto).

     -----------------
     *Filed herewith.

                                                       Exhibit 4.4








          EURONET WORLDWIDE INC. EMPLOYEE STOCK PURCHASE PLAN


                                 ARTICLE I
                                INTRODUCTION

          1.01 Purpose. The Euronet Worldwide Inc. Employee Stock Purchase Plan (the "Plan") is intended to provide a method whereby employees of Euronet Worldwide Inc. (the "Company") and its Eligible Subsidiary Companies (as defined below) will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Common Stock of the Company.

          1.02 Rules of Interpretation. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.


                                 ARTICLE II
                                DEFINITIONS

          2.01 "Board" shall mean the Board of Directors of the Company.

          2.02 "Compensation" shall mean the gross cash compensation (including, wage, salary and overtime earnings) paid by the Company or any Eligible Subsidiary Company to a participant in accordance with the terms of employment, but excluding all bonus payments, expense allowances and compensation paid in a form other than cash.

          2.03 "Committee"  shall  mean  the individuals  described  in
     Article XI.

          2.04 "Eligible Subsidiary Company" shall mean each Subsidiary Company the employees of which are entitled to
     participate  in   the   Plan,  as   listed  or   referred  to   on
     Schedule 2.03 hereto.

          2.05 "Employee"  shall   mean  any  person  employed  by  the
     Company or any Eligible Subsidiary Company, including any full-time, part-time or temporary employee.

          2.06 "Fair Market Value" shall mean as of any date, the value of Common Stock of the Company determined as follows:

               (a) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

               (b) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

               (c) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

          2.07 "Plan Representative" shall mean any person designated from time to time by the Committee to receive certain notices and take certain other administrative actions relating to participation in the Plan.

          2.08 "Subsidiary Company" shall mean any present or future corporation which (i) is or becomes a "Subsidiary Company" of the Company as that term is defined in Section 424 of the Code and
     (ii) is designated as a participant in the Plan by the Committee.

                                ARTICLE III
                       ELIGIBILITY AND PARTICIPATION

          3.01 Initial Eligibility. Each Employee who shall have completed three consecutive months of employment with the Company or any corporation or entity acquired by the Company or any

     Eligible Subsidiary Company and shall be employed by the Company or any Eligible Subsidiary Company on the date his or her participation in the Plan is to become effective shall be eligible to participate in Offerings (as defined below) under the Plan which commence after such three-month period has concluded. Persons who are not Employees shall not be eligible to participate in the Plan.

          3.02 Restrictions on Participation. Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted an option to purchase shares of Common Stock under the
     Plan:

               (a) if, immediately after the grant, such Employee would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any Employee); or

               (b) which permits such Employee's rights to purchase stock under all employee stock purchase plans (as that term is defined in Section 423(b) of the Code) of the Company to accrue at a rate which exceeds $25,000 of fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

          3.03 Commencement of Participation. An eligible Employee may become a participant by completing an authorization for payroll deductions on the form provided by the Company and filing the completed form with the Plan Representative on or before the filing date set therefor by the Committee, which date shall be prior to the Offering Commencement Date for the next following Offering (as such terms are defined below), unless a later time for submission of the form is set by the Committee for all eligible Employees with respect to a given Offering Period. Payroll deductions for a participant shall commence on the next following Offering Commencement Date after the Employee's authorization for payroll deductions becomes effective and shall continue until termination of the Plan or the participant's earlier termination of participation in the Plan. Each participant in the Plan shall be deemed to continue participation until termination of the Plan or such participant s earlier termination of participation in the Plan pursuant to Article VIII below.


                                 ARTICLE IV
                  STOCK SUBJECT TO THE PLAN AND OFFERINGS

          4.01 Stock Subject to the Plan. Subject to the provisions of Section 12.04 of the Plan, the Board shall reserve initially for issuance under the Plan an aggregate of five hundred thousand (500,000) shares of the Company's common stock (the "Common Stock"), which shares shall be authorized but unissued shares of Common Stock. If, on a given Offering Termination Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Committee shall make a pro rata allocation of the shares remaining available for purchase in as uniform manner as shall be practicable and as it shall determine to be equitable. The Board may from time to time reserve additional shares of authorized and unissued Common Stock for issuance pursuant to the Plan; provided, however, that at no time shall the number of shares of Common Stock reserved be greater than permitted by applicable law.

          4.02 Offerings. The Plan shall be implemented by a series of Offerings of the Company's Common Stock (the "Offerings") of three (3) months duration, with new Offerings commencing on or about January 1, April 1, July 1 and October 1 of each year (or at such other dates as the Committee shall determine). The first day of each Offering shall be deemed the "Offering Commencement Date" and the last day the "Offering Termination Date" for such Offering. The first Offering will be for the period commencing July 1, 2001 and ending September 30, 2001. The Committee shall have the power to change the duration and/or the frequency of future Offerings without stockholder approval if such change is announced at least five (5) days prior to the beginning of the first Offering to be affected and the duration of such Offering does not exceed twenty-seven (27) months. Each Offering shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all Employees granted options to purchase shares of Common Stock under the Plan shall have the same rights and privileges. The Plan shall continue until terminated in accordance with Section 12.05.

                                 ARTICLE V
                             PAYROLL DEDUCTIONS

          5.01 Amount of  Deduction.   The  form  described in  Section
     3.03 will permit a participant to elect payroll deductions to occur during each Offering in an amount determined by the participant, provided that such amount may be limited in order to comply with the requirements of Section 3.02(b).

          5.02 Participant's Account. All payroll deductions made for a participant shall be credited to an account established for such participant under the Plan. A participant may not make any separate cash payment into such account.

          5.03 Changes in Payroll Deductions. A participant may reduce or increase future payroll deductions by filing with the Plan Representative a form provided by the Company for such purpose. The effective date of any increase or reduction in future payroll deductions will be the first day of the next pay period succeeding processing of the change form. A participant's payroll deduction election shall remain in effect for successive Offerings unless terminated as provided in Section 8.01.


                                 ARTICLE VI
                             GRANTING OF OPTION

          6.01 Number of Option Shares. On or prior to the Offering Commencement Date, the Committee shall specify a maximum number of shares of Common Stock that may be purchased by each participant during the Offering, subject to any adjustment pursuant to Section 12.04 and the limitations of Section 3.02(b) and 4.01. For the Offering commencing July 1, 2001, the maximum number of shares which may be purchased by each participant shall not exceed 3,000 shares.

          6.02 Offering Price. The option price of Common Stock purchased with payroll deductions made during any Offering (the "Offering Price") for a participant therein shall be the lesser of:

               (a) 85% of the Fair Market Value of the shares of Common Stock on the Offering Commencement Date, or

               (b)  85% of  the Fair  Market Value   of  the shares  of
     Common Stock on the Offering Termination Date.

                                ARTICLE VII
                             EXERCISE OF OPTION

          7.01 Automatic Exercise. Each Plan participant's option for the purchase of stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on the applicable Offering Termination Date for the purchase of the number of shares of Common Stock which the accumulated payroll deductions in the participant's account at the time will purchase at the applicable Offering Price (but not in excess of the number of shares for which outstanding options have been granted to the participant pursuant to Section 6.01).

          7.02 Withdrawal of Account. No participant in the Plan shall be entitled to withdraw any amount from the accumulated payroll deductions in his or her account; provided, however, that a participant's accumulated payroll deductions shall be refunded to the participant as and to the extent specified in Section 8.01 below upon termination of such participant's participation in the Plan.

          7.03 Fractional Shares.   Fractional  shares of  Common Stock
     may be issued under the Plan.

          7.04 Exercise of Options.   During a participant's  lifetime,
     options held by such participant shall be exercisable only by such participant.

          7.05 Delivery of Stock. As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to each participant in such Offering, as appropriate, the shares of Common Stock purchased therein upon exercise of such participant's option. The Company may deliver such shares in certificated or book entry form, at the Company's sole election.

          7.06 Stock Transfer  Restrictions.  The  Plan is  intended to satisfy the requirements of Section 423 of the Code. A participant will not obtain the benefits of this provision if such participant disposes of shares of Common Stock acquired pursuant to the Plan within two (2) years from the Offering Commencement Date or within one (1) year from the date such Common Stock is purchased by the participant, whichever is later.

                                ARTICLE VIII
                                 WITHDRAWAL


          8.01 In General. A participant may stop participating in the Plan at any time by giving written notice to the Plan Representative. Upon processing of any such written notice, no further payroll deductions will be made from the participant's Compensation during such Offering or thereafter, unless and until such participant elects to resume participation in the Plan by providing written notice to the Plan Representative pursuant to
     Section 3.03 above. Such participant's payroll deductions accumulated prior to processing of such notice shall be applied toward purchasing shares of Common Stock in the then-current Offering as provided in Section 7.01 above. Any cash balance remaining after the purchase of shares in such Offering shall be refunded promptly to such participant.

          8.02 Effect on Subsequent Participation. A participant's withdrawal from any Offering will not have any effect upon such participant's eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company and for which such participant is otherwise eligible.

          8.03 Termination of Employment. Upon termination of a participant's employment with the Company or any Eligible Subsidiary Company (as the case may be) for any reason, including retirement or death, the participant's payroll deductions accumulated prior to such termination, if any, shall be applied toward purchasing shares of Common Stock in the then-current Offering, and any cash balance remaining after the purchase of shares in such Offering shall be refunded to him or her, or, in the case of his or her death, to the person or persons entitled thereto under Section 12.01, and his or her participation in the Plan shall be deemed to be terminated.


                                 ARTICLE IX
                                  INTEREST

          9.01 Payment  of Interest.    No  interest will  be  paid  or
     allowed on any money paid into the Plan or credited to the account of or distributed to any participant Employee.

                                 ARTICLE X
                                   STOCK

          10.01 Participant's Interest in Option Stock. No participant will have any interest in shares of Common Stock covered by any option held by such participant until such option has been exercised as provided in Section 7.01 above.

          10.02 Registration of Stock. Shares of Common Stock purchased by a participant under the Plan will be registered in the name of the participant, or, if the participant so directs by written notice to the Plan Representative prior to the Offering
     Termination Date applicable thereto, in the names of the participant and one such other person as may be designated by the participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.

          10.03 Restrictions on Exercise. The Committee may, in its discretion, require as conditions to the exercise of any option that the shares of Common Stock reserved for issuance upon the exercise of such option shall have been duly listed, upon official notice of issuance, upon a stock exchange or market, and that either:

               (a) a registration statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective, or

               (b) the participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is his or her intention to purchase the shares for investment and not for resale or distribution.


                                 ARTICLE XI
                               ADMINISTRATION

          11.01 Appointment of Committee. The Board shall appoint a committee (the "Committee") to administer the Plan, which shall consist solely of no fewer than three "non-employee directors (as defined in Rule 16b-3(a)(3) promulgated under the Securities Act of 1933, as amended).

          11.02      Authority of  Committee.   Subject to the  express
     provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provision of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination of the foregoing matters shall be conclusive. Without regard to whether any participant rights may be considered to have been "adversely affected," the Committee shall be entitled to limit the frequency and/or number of changes in the amount withheld during an Offering, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable that are consistent with the Plan.


          11.03 Rules Governing the Administration of the Committee. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its chairman, shall hold its meetings at such times and places as it shall deem advisable, and may hold telephonic meetings. All determinations of the Committee shall be made by a majority of its members. A decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

                                ARTICLE XII
                               MISCELLANEOUS


          12.01 Designation of Beneficiary. A participant may file with the Plan Representative a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash under the Plan upon the participant's death. Such designation of beneficiary may be changed by the participant at any time by written notice to the Plan Representative. Upon the death of a participant and receipt by the Company of proof of identity and existence at the participant's death of a beneficiary validly designated by the participant under the Plan, and subject to Article VIII above concerning withdrawal from the Plan, the Company shall deliver such shares of Common Stock and/or cash to such beneficiary. In the event of the death of a participant lacking a beneficiary validly designated under the
     Plan who is living at the time of such participant's death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents of the participant, in each case without any further liability of the Company whatsoever under or relating to the Plan. No beneficiary shall, prior to the death of the participant by whom he or she has been designated, acquire any interest in the shares of Common Stock and/or cash credited to the participant under the Plan.

          12.02 Transferability. Neither payroll deductions credited to any participant's account nor any option or rights with regard to the exercise of an option or to receive Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may, in its discretion, treat such act as an election to withdraw from participation in the Plan in accordance with Section 8.01.

          12.03 Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose. The Company shall not be obligated to segregate such payroll deductions.

          12.04     Adjustment Upon Changes in Capitalization.

                (a) If, while any options are outstanding under the Plan, the outstanding shares of Common Stock of the Company have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company through any reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding options and in the Offering Price or Prices applicable to such outstanding options.

     In addition, in any such event, the number and/or kind of shares which may be offered in the Offerings described in Article IV hereof shall also be proportionately adjusted. No such adjustments shall be made for or in respect of stock dividends. For purposes of this paragraph, any distribution of shares of Common Stock to shareholders in an amount aggregating 20% or more of the outstanding shares of Common Stock shall be deemed a stock split, and any distribution of shares aggregating less than 20% of the outstanding shares of Common Stock shall be deemed a stock dividend.

               (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or capital stock of the Company to another corporation, the holder of each option then outstanding under the Plan will thereafter be entitled to receive at the next Offering Termination Date, upon the exercise of such option, for each share as to which such option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such transaction. The Board shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this Section 12.04 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which each such holder of any such option might hereafter be entitled to receive.

          12.05     Amendment and Termination.

               (a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 12.04, no such termination can affect options previously granted, provided that an Offering may be terminated by the Board on any Offering Termination Date if the Board determinates that the termination of the Offering or the Plan is in the best interests of the Company and its stockholders. Except as provided in
     Section 12.04 and this Section 12.05, no amendment may make any change in any option theretofore granted that adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

               (b) In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

                       (i)    altering the Offering Price for any
     Offering, including an Offering underway at the time of the change in the Offering;

                       (ii) shortening any Offering so that Offering ends on a new Offering Termination Date, including an Offering underway at the time of the Board action; and

                       (iii)  allocating shares.

          Such modifications or amendments shall not require stockholder approval or the consent of any participants.

          12.06 Effective Date. The Plan shall become effective as of June 1, 2001, subject to approval by the holders of a majority of the shares of Common Stock present and represented at any special or annual meeting of the shareholders of the Company duly held within 12 months after adoption of the Plan. If the Plan is not so approved, the Plan shall not become effective.

          12.07 No Employment Rights. The Plan does not, directly or indirectly, create in any person any right with respect to continuation of employment by the Company or any Subsidiary Company, and it shall not be deemed to interfere in any way with the Company's or any Subsidiary Company's right to terminate, or otherwise modify, any employee's employment at any time.

          12.08 Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Employee.

          12.09     Governing Law.   The  law of the State  of Delaware
     will govern all matters relating to this Plan except to the extent superseded by the federal laws of the United States.

                                     Schedule 2.03 to
                    Euronet Worldwide Inc. Employee Stock Purchase Plan


                               Eligible Subsidiary Companies

             1    Euronet USA Inc.

                                                       Exhibit 5.1


                       Friday, Eldredge & Clark, LLP
                            2000 Regions Center
                           400 W. Capitol Avenue
                        Little Rock, Arkansas 72201
                                501-376-2011
                           Telecopy 501-376-2147


                               July 2, 2001

     Euronet Worldwide, Inc.
     4601 College Boulevard
     Leawood, Kansas 66211

     Ladies and Gentlemen:

          We have acted as counsel to Euronet Worldwide, Inc. , a Delaware corporation (the "Company"), with respect to the filing by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") covering the issuance of up to 500,000 shares of the Company's shares of Common Stock, par value $.02 per share (the "Shares").

          Based  on   our  review   of  the  Company's   organizational
     documents, the option plans pursuant to which the Shares are issuable and such other documents and records as we have deemed necessary and appropriate, we are of the opinion that the Shares will, when sold, be legally issued, fully paid and non-assessable.

          In connection with this opinon, we have examined and relied upon, without further investigation, the following in connnection with rendering the opinions expressed herein: (a) the Plan and the form of the Agreements; (b) the Certificate of Incorporation, and the Company's Bylaws; (c) the Registration Statement, (d) minutes of directors' and stockholders' meetings, and (e) such other documents, certificates, records, and oral statements of public officials and the officers of the Company as we deemed necessary for the purpose of rendering opinions expressed herein.

          In our examinations, we have assumed the genuineness of all signatures, the legal capicity of all natural persons, the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies or by facsimile or electronic mail, and the authenticity of the originals from which such copies, facsimiles, or electronic transmissions were made. In our examination of documents, including the Agreements, executed by persons, legal or natural, other than the Company, we have assumed that such persons had the power, corporate or otherwise, to enter into and perform all obligations thereunder and that such documents are valid and binding. We have also assumed the conformity of all Agreements to the form reviewed of such Agreements.

          This opinion letter is limited to the specific legal issues that it expressly addresses, and accordingly, no opinion may be inferred or implied beyond the matters expressley stated in this letter. We express no opinion as to the law of any jurisdiction other than the General Corporation Law of the State of Delaware, as amended. We are not admitted to the Delaware Bar. In expressing our opinions set forth herein, we have reviewed and relied upon, without further investigation, such laws as published in generally available sources.

          We  consent  to  the  filing  of  this  opinion  letter, or a reproduction thereof, as an exhibit to the Registration Statement. In giving such consent, however, we are not admitting that we are within the category of persons whose consent is required  under  Section  7  of  the  Securities  Act  of 1933, as amended, or the rules or regulations promulgated by the Securities and Exchange Commission thereunder.

          This opinion letter is rendered as of the date set forth above, and we have no continuing obligation hereunder to inform you of any changes in the applicable law or the facts after such date or facts of which we become aware after the date hereof, even though such changes could affect our opinions expressed herein.

     Very truly yours,

     Friday, Eldredge & Clark, LLP

     FRIDAY, ELDREDGE & CLARK, LLP

                                                            EXHIBIT
                                                            23.2



                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 9, 2001 included in Euronet Worldwide, Inc.'s previously filed Annual Report on Form 10-K (File No. 0-22167) for the year ended December 31, 2000 and to all references to our Firm included in this Registration Statement.


                                             KPMG POLSKA SP. Z O.O.



     Warsaw, Poland
     July 2, 2001










                                   II-8-